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                                                                 EXHIBIT 10.36.1

                            STOCK PURCHASE AGREEMENT

         By this Agreement made and entered into as of this 9 the day of June, 1995, Fidelity National Title Insurance Company, an Arizona corporation ("Fidelity"), and WTC Financial, a California corporation ("Shareholder") and World Tax Service, a California corporation (the "Company"), state, confirm and agree as follows:

                                  I. Recitals

         1. .1. World Tax Service.. Shareholder is the record and beneficial owner of One Hundred percent(100%) of the issued and outstanding capital stock of the Company, more specifically described in Section 4.1.5 below (the "Stock").

         1..2. Purchase. Fidelity desires to acquire the Stock from Shareholder.

         1..3. Sale. Shareholder desires to sell to Fidelity the Stock on and subject to the terms and conditions set forth below.

                             II. Purchase and Sale

         2..1. Sale. At the Closing, as defined below, Shareholder shall sell, transfer, assign, and deliver to Fidelity, in reliance upon the epresentations and warranties set forth below, the Stock on and subject to the terms, covenants and conditions set forth below and Fidelity shall purchase the Stock for the consideration set forth in Section 2.2 below.

         2..2. Purchase Price. In full consideration of the sale, transfer, assignment and delivery of the Stock by Shareholder, and in reliance upon the representations and warranties set forth below, Fidelity shall, in full payment therefor, pay One Million Six Hundred Thousand and No/100 Dollars
($1,600,000.00).

         2..3. Payment of Purchase Price. Fidelity shall pay the purchase price by making payment of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00) to Imperial Bank in satisfaction of Shareholder's obligation owed to Imperial Bank evidenced by the Note attached hereto as Exhibit "A" (the "Imperial Note").

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         2..4. Intercompany Obligations. Shareholder will contribute all intercompany amounts due to Shareholder from the Company as additional contributed capital as of the Closing.

         2..5. Other Agreements. Shareholder shall obtain written representations, satisfactory to Fidelity, from Imperial Bank that upon payment of the Purchase Price in the manner set forth in paragraph 2..3 above, that Shareholder's obligations under the Imperial Note will be satisfied and that all security or other interests Imperial Bank may have in the Stock and/or the assets of the Company shall be released.

                                  III. Closing

         3..1. Closing. Completion of the transaction contemplated by Article II above (the "Closing"), shall take place at the offices of Shareholder at 1:30 P.M. local time on June 9, 1995 or at such other time and place as the parties hereto may mutually agree in advance of such date and time (the "Closing Date"). Not withstanding the execution of this Agreement and the Closing hereof, this Agreement shall be of no effect and shall not bind either party unless and until the TRANSFER AND ASSIGNMENT AGREEMENT, known as the {'Book of Business" agreement, contemplated by American Title Insurance Company, a Florida corporation and World Title Company, a California corporation is given appropriate approval by the California Department of Insurance and is fully executed and enforceable .

         3..2. Shareholder Closing Documents. Provided that all of the conditions to the Closing set forth in Sections 5.1 and 5.2 below have been satisfied or waived by the party benefiting therefrom, at the Closing, Shareholder shall execute and deliver or cause to be delivered to Fidelity the following documents:

                3..2.1. Certificates evidencing the Stock with stock powers attached evidencing the assignment of the Stock to Fidelity.

                3..2.2. The Company's original minute books, such minute books to contain (i) original Articles of Incorporation and all amendments thereto, or copies thereof if the originals are unavailable, (ii) the Company's By-Laws presently in effect, (iii) the Company's stock

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         transfer records together with all available canceled stock certificates and (iv) all minutes of meetings or consents in lieu of such meetings of the Company's Board of Directors and shareholders.

                3..2.3. Release, in a form satisfactory to Fidelity, of Imperial Bank's security interest in the Stock.

                3..2.4. Such other documents and agreements as may be either reasonable or necessary to carry out the purpose and intention of this Agreement.

                3..3. Fidelity's Closing Documents. Provided that all of the conditions to the Closing set forth in Sections 5.1 and 5.2 below have been satisfied or waived by the party benefiting therefrom, at the Closing, Fidelity shall execute and deliver or cause to be delivered to Shareholder, the following documents:

                3..3.1. A cashier's or bank check payable to Imperial Bank or written verification of completion of a wire transfer to Imperial Bank in the amount shown in Section 2.2.

                3..3.2. Such other documents and agreements as may be either reasonable or necessary to carry out the purpose and intention of this Agreement.

                       IV. Representations and Warranties

         4..1. Shareholder's Representations and Warranties. Shareholder and the Company jointly and severally represent and warrant to Fidelity that the statements contained in this Article IV are correct and complete as of the date hereof and as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule") . The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV. It is understood between the parties to this Agreement that absent fraudulent representations or omissions on the part of officers or directors of Shareholder or the Company, such officers and directors shall not be subject to liability for any untrue or incomplete statement contained in this Article IV.

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                4. .1 .1. This Agreement, and the documents to be delivered at the Closing, have been duly executed and delivered by Shareholder and are the lawful, valid and legally binding obligation of Shareholder, enforceable in accordance with their respective terms. Shareholder has obtained all shareholder and Board of Directors approvals with respect to the transactions contemplated by this Agreement and any other transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the creation of any lien, charge or encumbrance or the acceleration of any indebtedness or other obligation of the Company, and are not prohibited by, do not materially conflict with, nor violate any provision of (i) any contract or agreement to which Shareholder or the Company is a party or to which its assets or property are bound, (ii) any rule, regulation, order, decree or judgment of any court or governmental agency, or (iii) any law applicable to the Company.

                4. . 1.2. Shareholder owns the Stock free and clear of any liens, claims, and encumbrances whatsoever and that upon the completion of the transactions contemplated herein, title to the Stock will be vested in Fidelity free and clear of any liens, claims or encumbrances whatsoever.

                4. . 1.3. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority to own its properties and to carry on business in the manner in which it is currently conducted and has complied in all material respects with all federal, state and local laws with respect to the operation and conduct of its business. Copies of the Articles of Incorporation and all amendments thereto, bylaws as amended and currently in force, stock records and corporate minutes and records of the Company heretofore made available to Fidelity are true, complete and correct. The Company is qualified to do business and is in good standing in those states where the failure to so qualify would have a material adverse effect on the business, financial condition or the results of operations of the Company.

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                4. . 1.4. The Company does not own any stock or have any other equity or profit sharing interest in, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity.

         The Company has authorized capital stock consisting of One Million (1,000,000) shares of common stock, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of the Stock are duly authorized and validly issued, fully-paid and nonassessable, were offered, issued and sold in accordance with applicable federal and state securities laws, and there are no preemptive rights in respect thereof. There are no other classes of stock of the Company, other than the common stock set forth above.

                4. . 1.6. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements or instruments of any character providing for the purchase or other acquisition by the holders thereof or issuance of any securities of the Company of any description. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Shareholder is the record and beneficial owner of the Stock.

                4. . 1.7. As of the Closing Date, all necessary filings will have been made with and all necessary approvals will have been obtained from federal and state securities and other regulatory authorities with respect to the transfers of the Stock contemplated herein. There are no stock transfer or similar fees or taxes payable with respect to the transactions contemplated by this Agreement.

                4..1.8. Section4.1.8. of the Disclosure Schedule contains true and correct copies of the audited consolidated balance sheets of shareholder and its consolidated subsidiaries as of October 31, 1993 and 1994, and the related consolidated Statements of Income, Retained Earnings and Cash Flows for the years then ended. Also attached are unaudited consolidated balance sheets and statements of income for Shareholder and its consolidated subsidiaries for the six

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         month period ended April 30th, 1995 (collectively, the "Financial
         Statements"). The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), applied on a consistent basis as of and at the dates indicated above.

                4..1.9. All federal, state and local tax and information returns relating to the Company required to have been filed prior to the date hereof have been duly and timely filed (including any extensions) and each such return correctly reflects the income, franchise, and other tax liability and all other information regarding the Company required to be reported thereon. All taxes, penalties, interest and related charges and fees related to income of the Company have been paid, to the extent such payments are required (including extensions) prior to and as of the date hereof, and the Company does not have any deficiency with respect to any tax period or any liability with respect to taxes or penalties and interest thereon, or related charges and fees, whether or not assessed, which are not adequately provided for in the tax accrual reserves in Financial Statements. The Company has not extended the statute of limitations with respect to review or examination of any of its federal, state or local tax returns. The Company has filed all required sales, ad valorem and other similar tax returns and has paid all of such taxes required to be paid by it prior to the date hereof.

                4. .1 .10. The Company does not expect any authority to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing or as to which the Company's or Shareholder's directors, officers or employees have personal knowledge based on contact with any agent of such authority.

                4..1.11. Section 4.1.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after October 31, 1990, indicates those Tax Returns which have been audited, and indicates those Tax Returns that are currently subject to audit.

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                4..1.12. Section 4.1.12 of the Disclosure Schedule contains correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Shareholder or the Company.

                4. .1 .13. The Company has not; (i) filed a consent under Code Sec. 341(f) concerning collapsible corporations; (ii) made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G; (iii) been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the specific period specified in Code Sec. 897(c)(1)(A)(ii); (iv) failed to disclose on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6662; (v) a party to any tax allocation or sharing agreement; (vi) a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is Shareholder) or has any liability for the taxes of any person or entity as a transferee or successor, by contract, or otherwise.

                4. .1 .14. Section 4.1.14 of the Disclosure Schedule lists all of the real property owned by the Company, or in which it has an ownership interest, with a brief description of each such property .

                4..1.15. Section 4.1.15 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to Fidelity correct and complete copies of the leases and subleases listed (as amended to date). With respect to each lease and sublease listed in section 4.1.15 of the Disclosure
         Schedule:

                         4..1.15.1. To the knowledge of Shareholder and the
                Company the lease or sublease is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

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                         4..1.15.2. To the knowledge of Shareholder and the
                Company no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse or time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                         4..1.15.3. No party to the lease or sublease has
                repudiated any provision thereof;

                         4..1.15.4. There are no disputes, oral agreements, or
                forbearance programs in effect as to the lease or sublease;

                         4..1.15.5. With respect to each sublease, the
                representations and warranties set forth above are true and correct with respect to the underlying lease;

                         4..1.15.6. The Company has not assigned, transferred,
                conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or sublease hold;

                         4. . 1 .15.7. To the knowledge of Shareholder and the
                Company all facilities leased or subleased have received all approvals or governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                         4..1.15.8. All facilities leased or subleased
                thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                         4..1.15.9. To the knowledge of Shareholder and the
                Company the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or

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                other restriction, except for installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

                4. .1 .16. Section 4.1.16 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past S years: (i) The name, address, telephone number of the agent; (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) The policy number and the period of coverage; (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings and calculated and operate) of coverage; and (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

                4..1.17. To the knowledge of Shareholder or the Company no executive, key employee, or group of employees has any plans to terminate employment with the Company . The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of the Company has any knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees or any of the Company.

                4..1.18. Section 4.1.18 of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which any of them contributes. Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. All required reports and descriptions (including Form

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         5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan
         Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualifiedplan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service. The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) equals or exceeds the present value of all bested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date of determination. The Company has delivered to Fidelity correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                4..1.19. With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute; (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi

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         employer Plan) has been instituted or threatened; (ii) There have been no prohibited transactions with respect to any such Employee Benefit Plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened and neither Shareholder nor the Company have any knowledge of any basis for any such action, suit, proceeding, hearing, or investigation.(iii) The Company has not incurred, and has no reason to expect that it will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                4..1.20. The Company does not contribute to, ever has contributed to, or ever has been required to contribute to any Multi employer Plan or has any liability (including withdrawal liability) under any Multi employer Plan.

                4..1.21. The Company does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980(B).

                4..1.22. The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all intellectual property necessary for the operation of their businesses as presently conducted. Each item of intellectual property owned or used by any of the Company immediately prior to the Closing hereunder will be owned or available for use by FNFI on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of intellectual property that it owns or uses.

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                4. . 1.23. The Company has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties, and has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has interfered with, infringed upon or misappropriated any intellectual property rights of the Company.

                4..1.24. The Company, and its respective predecessors and affiliates has complied with all environmental, health, and safety laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its respective predecessors and affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all environmental, health, and safety laws.

                4..1.25. The Company has no liability for nor has it handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any environmental, health, and safety law.

                4..1.26. To the knowledge of Shareholder and the Company all properties used in the business of the Company, and its respective predecessors and affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and extremely hazardous substances.

                4..1.27. None of the Company's shareholders, or their affiliates has been involved in any business arrangement or relationship with the

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         Company within the past 12 months, and none of its shareholders or their affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

                4..1.28. All accounts receivable reflected on the October 31, 1994 and April 30th, 1995 Financial Statements were, and all such receivables on the date hereof are, valid obligations of the respective makers thereof and were not, and are not, to the knowledge of Shareholder, subject to any valid offset or counterclaim, are collectible in full net of any reserves set forth in the Financial Statements, and are not subject to any assignment, claim, lien or security interest.

                4. . 1.29. There are no actions, suits, claims, complaints, charges, hearings, investigations, arbitration (or other dispute resolution proceedings) or other proceedings pending or, to the knowledge of Shareholder, threatened against or affecting the Company in any court or panel or before any arbitrator or governmental agency, domestic or foreign. The Company has not been charged with, and to the best of Shareholder's knowledge, is not under investigation with respect to, any charge concerning any violation of any provision of any federal, state or other applicable law or regulation with respect to the business of the Company.

                4..1.30. Other than as disclosed in the Disclosure Schedule under another section of this Agreement the Company is not a party to, bound by or the beneficiary of any instrument, commitment, agreement, arrangement or understanding meeting any of the descriptions set forth below (the "Material Contracts"):

                         4..1.30.1. Real estate leases, personal property
                 leases, insurance policies, licenses of intellectual property, technical information or software, employment contracts or Benefit Plans, as one or more of these terms may be described below or are otherwise understood.

                         4..1.30.2. Any contract or agreement requiring a
                capital expenditure or the purchase of goods or services in excess of $ 15,000 over the remaining term thereof.

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                         4. . 1.30.3. Any instrument evidencing indebtedness
                (other than routine purchase orders or trade payable), any liability for borrowed money, any obligation for the deferred payment for the purchase price for property in excess of $ 15,000, or any instrument guaranteeing any indebtedness, obligation or liability of another.

                         4..1.30.4. Any deed, bill of sale, lease, easement,
                agreement or other instrument affecting any right, title or interest in any real or personal property, other than minor pieces of office equipment and other immaterial items.

                         4..1.30.5. Any contract or agreement with any
                governmental agency or authority.

                         4. . 1.30.6. Any license or royalty agreement.

                         4. . 1.30.7. Any power of attorney, proxy or similar
                instrument or agreement.

                         4..1.30.8. Any warranty or service contract obligating
                the Company to provide goods or services to another for any period of time which is not terminable by the Company upon not more than 30 days without penalty or claim for damages.

                         4..1.30.9. Any contract containing covenants not to
                compete in any line or business or with any person in any geography area.

                4..1.31. Accurate, correct and complete copies of each Material Contract have been made available to Fidelity. Each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms. The Company, and to Shareholder's knowledge, each other party has complied in all material respects with all material commitments and obligations on their part to be performed or observed under each Material Contract. No event has occurred which is or,

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         after the giving of notice or the passage of time, or both, would constitute a material breach or default under a Material Contract on the part of the Company, or to the knowledge of Shareholder, any other party. The Company has not received any written notice, or to Shareholder's knowledge, been given other notice of an intention to cancel or terminate a Material Contract or to exercise or not exercise options or rights under a Material Contract. The Company has not received any written, or to Shareholder's knowledge, other notice of a default, offset or counterclaim under any Material Contract, or any other written or, to their knowledge, other communication calling upon the Company to comply with any provision of any Material Contract or asserting the failure of the Company to comply with any Material Contract. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a default under or a breach of any provision of a Material Contract, and the Company will have and may enjoy and enforce all rights and benefits under each Material Contract after the Closing. There is no security interest, lien, encumbrance or claim of any kind on the Company under any Material Contract.

                4..1.32. Section 4.1.32 of the Disclosure Schedule contains a true and complete list of the names and compensation arrangements of all employees, officers and directors of the Company and, with respect to those whose current annual rate of compensation from the Company equals or exceeds $ 35,000, a list and summary description of all written and unwritten agreements, arrangements or understanding, with officers, directors and employees of the Company, regarding services to be rendered, terms and conditions of employment and compensation (the "Employment Contracts ").

                4..1.33. The Company does not have any "welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee pension benefit plans" (as defined in Section 3(2) of ERISA), bonus, profit sharing, deferred compensation, severance, termination, incentive or other compensation plans or arrangements, or other employee fringe benefit plans, whether funded or unfunded, qualified or unqualified, maintained or contributed to by the Company for the benefit of any current or former employees of the Company or any other individual who currently provides, or formerly provided, services to the Company as an independent contractor (all of the foregoing are collectively referred to as "Benefit Plans"). The transactions contemplated by this Agreement will not result in the right of any employee to terminate his or her employment relationship with the Company or create any severance or termination obligation of the Company.

                4..1.34. Except to the extent reflected on the Financial Statement as of April 30, 1995, the Company does not have any material indebtedness, liability or obligation of any nature, whether absolute or contingent, related to or arising from the operation of the business or the ownership, possession or use of any assets.

                4..1.35. None of the information furnished by Shareholder or the Company to Fidelity shall contain any untrue statement of a material fact or omit to state any fact, the omission of which would be misleading.

                4..1.36. No person has asserted to the Company in writing, or to Shareholder's knowledge, otherwise, any claim for indemnification under the Company's Articles of Incorporation or bylaws, or under applicable state law, or any Agreement, and to the best of Shareholder's knowledge, no basis for such claim exists.

                4..1.37. Since April 30th, 1995, there have not been (i) any changes in the assets, liabilities, financial condition, or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse; (ii) any loan or advance except normal travel advances or reasonable expense advances to any director, officer or employee of the Company; (iii) any forgiveness or cancellation of any debts or obligations due the Company; (iv) the waiver of any rights or the discharge or satisfaction of any lien, charge, or encumbrance or payment of any liability or obligation, other than the payment of current liabilities in the ordinary course of business; (v) any cancellation, acceleration, termination, or modification of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $15,000 to which the Company is a party to or bound by; (vi) an imposition of any liens or encumbrances on or against the assets of the Company; (vii) any postponement of the payment of accounts payable or other liabilities outside the ordinary course of business; (viii) any licenses or sublicenses granted with respect to any intellectual property of the Company or (ix) any other transaction other than in the ordinary course of business consistent with past practices.

                4..1.38. The Company has materially complied with all statutes, codes, ordinances, licensing requirements, laws, rules, regulations, decrees, awards or orders applicable to its business or operations, including those relating to employment, environmental matters, employee benefits, the production, marketing and sale of its products and services, trade regulations, antitrust, warranties and control of foreign exchange.

                4..1.39. Neither the Company, nor to the knowledge of Shareholder, have any of the Company's officers, directors, agents, employees, associates or any other person acting on behalf of the Company (i) made any unlawful domestic or foreign political contributions, (ii) made any payment or provided any services which were not legal to make or provide or which the Company or any such officer, employee or other person should have known were not legal for the payee or the recipient of such services to receive, (iii) received any payments, services or gratuities which were not legal to receive or which the Company or such person should have known were not legal for the payor or the provider to make or provide, (iv) had any transactions or payments which were not recorded in the Company's accounting books and records or disclosed in its financial statements, (v) had any off-book bank or cash account or "slush fund", (vi) made any payments to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions, or (vii) made illegal payments to obtain or retain business.

                4. . 1.40. Neither Shareholder nor the Company has retained any broker, finder, agent or other intermediary or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated by this Agreement.

         4..2. Fidelity's Representations and Warranties. Fidelity hereby represents and warrants to Shareholder that as of the date hereof and as of the Closing Date:

                4. .2.1. Fidelity is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona, is qualified to do business and in good standing in those states where the failure to so qualify would have a material adverse affect on the business, financial condition or the results of its operations, has full corporate power and authority to own its properties and to carry on its business in the manner in which it is currently conducted and has complied in all material respects with all material federal, state, and local laws with respect to the operation and conduct of its business.

                4..2.2. Fidelity has full power and authority and has taken all necessary action to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other action required to be taken to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby has been duly and properly taken. No consents or approvals of any third parties are necessary, or will be necessary, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein by Fidelity.

                4..2.3. This Agreement, and the documents to be delivered at the Closing, have been duly executed and delivered and are the lawful, valid and legally binding obligation of Fidelity, enforceable against Fidelity in accordance with their respective terms.

                4..2.4. Fidelity shall acquire the Stock for its own account, for investment purposes only and not with a view to the distribution or resale thereof; provided, however, that the disposition of the Stock shall at all times remain within the sole control of Fidelity.

                4..2.5. Fidelity has not retained any broker, finder, agent or other intermediary or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or to the transactions contemplated by this Agreement.

                            V. Conditions to Closing

         5. .1. Conditions for the Benefit of Fidelity. The obligation of Fidelity to consummate the transactions contemplated by this Agreement is subject to the prior or concurrent satisfaction of each of the following conditions:

                5..1.1. Warranties and Covenants. The representations and warranties of Shareholder contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as the date of this Agreement. Shareholder shall have performed all of the obligations and compiled with each and all of the covenants required to be performed or complied with on or prior to the Closing.

                5..1.2. No Pending Actions. No action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded, or which might affect the right of Fidelity to own or control the Stock.

                5. . 1.3. Consents. All consents by third parties that are required for the transfer of the Stock or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Company or Shareholder is a party or to which any portion of the property of the Company is subject will be obtained or provided for.

                5. . 1.4. Release. Imperial Bank shall have released any and all interest it has in the Stock or assets of the Company.

                5..1.5. Intercompany Debt. All amounts reflected in the Financial Statements as amounts owed by the Company to Shareholder shall either be forgiven or contributed back to the Company by Shareholder as additional paid in capital.

         5..2. Conditions for the Benefit of Shareholder. The obligation of Shareholder to consummate the transactions contemplated by this Agreement is subject to the prior or concurrent satisfaction of each of the following conditions:

                5..2.1. Warranties and Covenants. The representations and warranties of Fidelity contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as the date of this Agreement. Fidelity shall have performed each and all of the obligations and complied with each and all of the covenants specified in this Agreement to be performed or complied with on or prior to the Closing.

                5. .2.2. No Pending Actions. No action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, or cause such transactions to be rescinded.

                5..2.3. Consents. All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which Fidelity is a party or to which any portion of its assets are subject, will be obtained or provided for.

         VI. Survival of Representation and Warranties; Indemnification

         6..1. Survival of Representations and Warranties. The representations and warranties of the Company, Shareholder and Fidelity shall survive the Closing and shall continue until the expiration of the applicable statutory period of limitations on the commencement of a cause of action for the breach of contract, except for the provisions of Sections 4.1.9 thru and including 4.1.13. relative to taxes, which shall survive until the expiration of the applicable statute of limitations, including any waivers or extensions thereof.

         6..2. Indemnification of Fidelity. Subject to the provisions of Section 6.5.2, the Company and Shareholder jointly and severally agree to indemnify, defend and hold harmless Fidelity from and against any and all losses, damages, claims, suits, proceedings, liabilities and expenses (including without limitation, reasonable attorney's fees) ("Losses" or "Claims" as the context requires) which may be imposed on, sustained, incurred, suffered by or asserted against Fidelity, directly or indirectly, as a result of, relating to or arising out of (a) the breach of any representation or warranty or covenant or agreement of the Company or Shareholder contained in this Agreement or (b) any Claims arising from the actions of the Company or Shareholder prior to the Closing Date.

         6..3. Indemnification of the Shareholder. Fidelity agrees to indemnify, defend and hold harmless Shareholder from and against any and all losses, damages, claims, suits, proceedings, liabilities and expenses (including without limitation, reasonable attorney's fees) ("Losses" or "Claims" as the context requires) which may be imposed on, sustained, incurred, suffered by or asserted against Shareholder, directly or indirectly, as a result of, relating to or arising out of (a) the breach of any representation or warranty or covenant or agreement of Fidelity contained in this Agreement or (b) any Claims arising from the actions of Fidelity and its Affiliates, including the Company, after the Closing Date relating to the conduct of the Business, and which is not subject to the indemnification of Fidelity under section 6.2.

6..4. Procedures for Indemnification.


                6..4.1. If a party to this Agreement entitled to assert a Claim under this Agreement shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or the commencement by any such person of any action or proceeding ( a "Third Party Claim") with respect to which Fidelity or the Company and Share-holder are obligated to provide indemnification, the indemnified party (the Indemnitee") shall give the indemnifying party (the "Indemnitor") prompt notice thereof. Such notice shall describe the Third Party Claim in reasonable detail.

                6..4.2. The Indemnitor may elect to compromise or defend, at such Indemnitor's own expense and by Indemnitor's own counsel, which shall be reasonably acceptable to the indemnified party, any Third Party Claim. If an Indemnitor elects to defend a Third Party Claim, it shall, within 30 days of receipt of the notice referred to in Section
         6.4.1 above (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third Party Claim. The Indemnitor shall pay such Indemnitee actual out-of-pocket expenses incurred in connection with such cooperation. If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 6.4.1 above, Indemnitee may without advance written notice to the Indemnitor, pay, compromise or defend such Third Party Claim reasonably and in good faith on behalf of and for the account of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement against or with respect to any Indemnitee without the written consent of such Indemnitee, unless such judgment or settlement (i) provides solely for money damages or other payments for which such Indemnitee is entitled to indemnification hereunder and (ii) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim.

                6..4.3. With respect to any Claim hereunder which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty (30) days from receipt of notice from the Indemnitee within which to respond thereto. If such Indemnitor does not respond within such 30-day period or rejects such Claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Indemnitee under applicable law.

                6..4.4. If the amount of any Claim or Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

6..5. Remedies.


                6..5.1. No action for indemnification under this Article VI may be brought with respect to a breach of any representations and warranties after the date indicated in Section 6.1 above unless, prior to the date such representations and warranties expire, the party seeking indemnification has notified in reasonable detail the party from whom indemnification is sought of a claim for indemnity hereunder.

                6..5.2. Fidelity, the Company or Shareholder, as the case may be, shall have no liability to defend, indemnify or hold harmless the other party to this Agreement unless and until the aggregate amount payable by the former party as a result of all such breaches exceeds $25,000, whereupon the former party shall be liable only for the amount in excess of such $25,000 provided, however, that such limitation shall not apply to any claim for taxes pursuant to the provisions of sections
         4.1.9 thru and including 4.1.13.

                            VII. General Provisions

         7..1. Amendment and Waiver. No amendment or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto. Furthermore, any such written waiver or amendment shall be effective only for the specific instance and for the specific purpose for which it was given.

         7..2. Costs and Expenses. Each party to this Agreement shall bear their own costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder. Not withstanding the foregoing, the Company shall not incur nor be responsible for any costs or expenses, including attorneys fees, in connection with this Agreement or the transactions contemplated herein.

         7..3. Notices. All notices, requests, demand and other communications hereunder, whether or not required, shall be in writing and shall be sent by registered or certified mail, or any recognized national delivery service, postage prepaid, return receipt required, as follows:

               If to Fidelity:   Andrew F. Puzder
                                 Executive Vice President and
                                 General Counsel
                                 Fidelity National Title Insurance Company
                                 17911 Von Karman Avenue, Suite 300
                                 Irvine, California 92714

               If to Shareholder:WTC Financial
                                 19200 Von Karman Avenue, suite 500
                                 Irvine, California 92715

               With a copy to:   George J. Wall, Esq.
                                 PALMIERI, TYLER, WIENER,
                                 WILHELM & WALDRON
                                 2601 Main Street, Suitel300
                                 Irvine, California 92714

               If to the Company:World Tax Service
                                 17911 Von Karman Avenue, Suite 300
                                 Irvine, California 92714
                                 Attn: Legal Department

or to such other addresses as either party may from time to time provide to the other by notice hereunder. All such notices shall be effective when deposited with the designated carrier addressed as set forth above.

         7..4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which however, shall constitute one and the same agreement.

         7. .5. Affiliates. For purposes of this Agreement "Affiliates" of a person shall mean a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         7..6. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. However, except as set forth in the preceding sentence, this agreement is intended solely for the benefit of the parties hereto and no third party shall be a beneficiary or have the right to enforce this Agreement or any of the terms and provisions hereof.

         7..7. Entire Transaction. This Agreement and the documents and transactions referred to herein and the Addendum Agreement of even date herewith, constitute the full and complete understanding of the parties hereto with respect to these transactions and supersede all other agreements and understandings of the parties hereto. There have been no representations or statements made concerning this transaction except asset forth in this Agreement and neither party is relying upon any representation or statement except those set forth in this Agreement in determining to enter into this Agreement.

         7. .8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, including the choice of law provisions thereof. The parties hereto consent to the jurisdiction of the Courts of California and to the venue of the County of Orange with respect to all matters relating to this Agreement. Should any provision of this Agreement be found to be invalid, unenforceable, or void for any reason, the remaining provisions of this Agreement shall remain in full force and effect as though the invalid, unenforceable or void provision were not a part of hereof.

         7..9. Headings. The section and other headings contained in this Agreement are for the convenience of the parties, are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

         7..10. Expenses. Except as otherwise expressly provided herein to the contrary, each party to this Agreement shall pay their respective costs and expenses in connection with the transactions referred to herein.

         7. .1 1. Joint Cooperation. The Parties shall cooperate fully with each other and their respective counsel and accountants and to execute and deliver any further documents that may be reasonably necessary in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         7..12. Joint Preparation. All parties to this Agreement have been represented by competent counsel. This Agreement has been jointly prepared by the Parties, and any uncertainties or ambiguity existing in it shall not be interpreted against any of the parties under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

         7. .13. Injunctive Relief. The parties hereto agree that money damages would be an insufficient remedy for any breach of this Agreement by Shareholder and that Fidelity shall be entitled to an injunction and specific performance as a remedy for any such breach, without proof of actual damages and without the necessity of posting a bond or other security, such proof and security being waived by Shareholder. Such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies available to Fidelity at law or in equity.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their duly authorized representatives, as of the date first above written.

                                           FIDELITY NATIONAL TITLE
                                           INSURANCE COMPANY, an Arizona
                                           corporation

                                           By: /s/ Andrew F. Puzder
                                              --------------------------------
                                           Andrew F. Puzder
                                           Its:
                                           General Counsel

                                           WTC FINANCIAL, a California
                                           corporation

                                           By:  /s/ Michael E. Lowther
                                              --------------------------------
                                           Michael E. Lowther
                                           Its:
                                           President

                                           WORLD TAX SERVICE,       a
                                           California
                                           corporation

                                           By:
                                           Its:

                            STOCK PURCHASE AGREEMENT

         By this Agreement made and entered into as of this 9th day of June, 1995, Fidelity National Financial, Inc., a Delaware corporation ("FNFI"); WTC Financial, a California corporation ("Shareholder"), and Spatial Data, Inc., a California corporation (the "Company") state, confirm and agree as follows:

                                   I. Recitals

         1..1. Spatial Data Inc. Shareholder is the record and beneficial owner of One Hundred and Fifty Six Thousand (156,000) shares of capital stock of Spatial Data Inc., a California corporation ("the Company"), which represents approximately sixty two percent (62.4%) of the issued and outstanding stock of the Company (the "Stock").

         1..2. Notes Receivable. Shareholder is the holder and beneficial owner of certain notes receivable and other intercompany receivables (the "Intercompany Obligations") under which the Company is indebted to Shareholder in the aggregate amount of Four Hundred and Eight Thousand dollars($408,000).

         1..3. Purchase. FNFI desires to acquire the Stock and Intercompany Obligations from Shareholder.

         1..4. Sale. Shareholder desires to sell to FNFI the Stock and the Intercompany Obligations on and subject to the terms and conditions set forth below.

                              II. Purchase and Sale

         2..1. Sale. At the Closing, as defined below, Shareholder shall sell, transfer, assign, and deliver to FNFI, in reliance upon the representations and warranties set forth below, the Stock and the Intercompany Obligations on and subject to the terms, covenants and conditions set forth below and FNFI shall purchase the Stock and Intercompany Obligations for the consideration set forth in Section 2.2 below.

         2..2. Purchase Price. In full consideration of the sale, transfer, assignment and delivery of the Stock and Intercompany Obligations by Shareholder, and in reliance upon the representations and warranties set forth below, FNFI shall, in full payment therefor, pay Two Hundred Thousand and No/100 Dollars ($200,000.00). Fifty Thousand and No/100 Dollars ($50,000.00) of the Purchase Price shall be consideration for the Stock and One Hundred and Fifty Thousand and No Dollars ($150,000.00) shall be consideration for the Intercompany Obligations.

         2..3. Payment of Purchase Price. FNFI shall pay the purchase price by making payment of Two Hundred Thousand and No/100 Dollars ($200,000.00) to Imperial Bank in partial satisfaction of Shareholder's obligation owed to Imperial Bank evidenced by the Note attached hereto as Exhibit "A" (the "Imperial Note").

         2..4. Intercompany Obligations. The Intercompany Obligations and all appropriate and necessary assignment documents are attached hereto as Exhibit "B".

         2..5. Other Agreements. Shareholder shall obtain written representations, satisfactory to FNFI, from Imperial Bank that upon payment of the Purchase Price in the manner set forth in paragraph 2..3 above, that Shareholder's obligations under the Imperial Note will be satisfied and that all security or other interests Imperial Bank may have in the Stock, the Intercompany Obligations and/or the assets of the Company shall be released.

                                  III. Closing

         3..1. Closing. Completion of the transaction contemplated by Article II above (the "Closing"), shall take place at the offices of Shareholder at 1:30 P.M. local time on June 9, 1995 or at such other time and place as the parties hereto may mutually agree in advance of such date and time (the "Closing Date"). Not withstanding the execution of this Agreement and the Closing hereof, this Agreement shall be of no effect and shall not bind either party unless and until; (i) the TRANSFER AND ASSIGNMENT AGREEMENT, known as the "Book of Business" agreement, contemplated by American Title Insurance Company, a Florida corporation and World Title Company, a California corporation is given appropriate approval by the California Department of Insurance, is fully executed and enforcable or (ii) Shareholder obtains all necessary releases, waivers, or approvals regarding that certain Shareholder Agreement between the shareholders of the Company dated August 13th, 1993.

         3..2. Shareholder Closing Documents. Provided that all of the conditions to the Closing set forth in Sections 5.1 and 5.2 below have been satisfied or waived by the party benefiting therefrom, at the Closing, Shareholder shall execute and deliver or cause to be delivered to FNFI the following documents:

               3..2.1. Certificates evidencing the Stock with stock powers attached evidencing the assignment of the Stock to FNFI.

               3..2.2. Certified copies of the Company's original minute books, such minute books to contain (i) original Articles of Incorpora tion and all amendments thereto, or copies thereof if the originals are unavailable, (ii) the Company's By-Laws presently in effect, (iii) the Company's stock transfer records together with all available canceled stock certificates and (iv) all minutes of meetings or consents in lieu of such meetings of the Company's Board of Directors and shareholders.

               3..2.3. Release, in a form satisfactory to FNFI, of Imperial Bank's security interest in the Stock and or assets of the Company..

               3..2.4. Such other documents and agreements as may be either reasonable or necessary to carry out the purpose and intention of this Agreement.

         3..3. FNFI's Closing Documents. Provided that all of the conditions to the Closing set forth in Section 5.1 and 5.2 below have been satisfied or waived by the party benefiting therefrom, at the Closing, FNFI shall execute and deliver or cause to be delivered to Shareholder, the following documents:

               3..3.1. A cashier's or bank check payable to Imperial Bank or written verification of completion of a wire transfer to Imperial Bank in the amount shown in Section 2.2.

               3..3.2. Such other documents and agreements as may be either reasonable or necessary to carry out the purpose and intention of this Agreement.

                       IV. Representations and Warranties

         4..1. Shareholder's Representations and Warranties. Shareholder and the Company jointly and severally represent and warrant to FNFI that the statements contained in this Article IV are correct and complete as of the date hereof and as of the Closing Date except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule") . The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article IV. It is understood between the parties to this Agreement that absent fraudulent representations or omissions on the part of officers or directors of Shareholder or the Company, such officers and directors shall not be subject to liability for any untrue or incomplete statement contained in this Article IV.

               4..1.1. This Agreement, and the documents to be delivered at the Closing, have been duly executed and delivered by Shareholder and are the lawful, valid and legally binding obligation of Shareholder, en forceable in accordance with their respective terms. Shareholder has obtained all shareholder and Board of Directors approvals with respect to the transactions contemplated by this Agreement and any other transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the creation of any lien, charge or encum brance or the acceleration of any indebtedness or other obligation of the Company, and are not prohibited by, do not materially conflict with, nor violate any provision of (i) any contract or agreement to which Shareholder or the Company is a party or to which its assets or property are bound, (ii) any rule, regulation, order, decree or judgment of any court or governmental agency, or (iii) any law applicable to the Company.

               4..1.2. Shareholder owns the Stock free and clear of any liens, claims, and encumbrances whatsoever and that upon the completion of the transactions contemplated herein, title to the Stock will be vested in FNFI free and clear of any liens, claims or encumbrances whatsoever.

               4..1.3. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full power and authority to own its properties and to carry on business in the manner in which it is currently conducted and has complied in all material respects with all federal, state and local laws with respect to the operation and conduct of its business. Copies of the Articles of Incorporation and all amendments thereto, bylaws as amended and currently in force, stock records and corporate minutes and records of the Company heretofore made available to FNFI are true, complete and correct. The Company is qualified to do business and is in good standing in those states where the failure to so qualify would have a material adverse effect on the business, financial condition or the results of operations of the Company.

               4..1.4. The Company does not own any stock or have any other equity or profit sharing interest in, and does not control, directly or indirectly, any corporation, association, partnership, joint venture or other entity.

               4..1.5. The Company has authorized capital stock consisting of One Million (1,000,000) shares of common stock, of which 250,000 shares are issued and outstanding. All of the issued and outstanding shares of the Stock are duly authorized and validly issued, fully-paid and nonassessable, were offered, issued and sold in accordance with applicable federal and state securities laws, and there are no preemptive rights in respect thereof. There are no other classes of stock of the Company, other than the common stock set forth above.

               4..1.6. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements or instruments of any character providing for the purchase or other acqui sition by the holders thereof or issuance of any securities of the Company of any description. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. Shareholder is the record and beneficial owner of the Stock.

               4..1.7. As of the Closing Date, all necessary filings will have been made with and all necessary approvals will have been obtained from federal and state securities and other regulatory authorities with respect to the transfers of the Stock contemplated herein. There are no stock transfer or similar fees or taxes payable with respect to the transactions contemplated by this Agreement.

               4..1.8. Section 4.1.8. of the Disclosure Schedule contains true and correct copies of the audited consolidated balance sheets of Shareholder and its consolidated subsidiaries as of October 31, 1993 and 1994, and the related consolidated Statements of Income, Retained Earnings and Cash Flows for the years then ended. Also attached are unaudited consolidated balance sheets and statements of income for Shareholder and its consolidated subsidiaries for the six month period ended April 30th, 1995 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), applied on a consistent basis as of and at the dates indicated above.

               4..1.9. All federal, state and local tax and information returns relating to the Company required to have been filed prior to the date hereof have been duly and timely filed (including any extensions) and each such return correctly reflects the income, franchise, and other tax liability and all other information regarding the Company required to be reported thereon. All taxes, penalties, interest and related charges and fees related to income of the Company have been paid, to the extent such payments are required (including extensions) prior to and as of the date hereof, and the Company does not have any deficiency with respect to any tax period or any liability with respect to taxes or penalties and interest thereon, or related charges and fees, whether or not assessed, which are not adequately provided for in the tax accrual reserves in Financial Statements. The Company has not extended the statute of limitations with respect to review or examination of any of its federal, state or local tax returns. The Company has filed all required sales, ad valorem and other similar tax returns and has paid all of such taxes required to be paid by it prior to the date hereof.

               4..1.10. The Company does not expect any authority to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any tax liability of the Company either claimed or raised by any authority in writing or as to which the Company's or Shareholder's directors, officers or employees have personal knowledge based on contact with any agent of such authority.

               4..1.11. Section 4.1.11 of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after October 31, 1990, indicates those Tax Returns which have been audited, and indicates those Tax Returns that are currently subject to audit.

               4..1.12. Section 4.1.12 of the Disclosure Schedule contains correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Shareholder or the Company.

               4..1.13. The Company has not; (i) filed a consent under Code Sec. 341(f) concerning collapsible corporations; (ii) made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G; (iii) been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the specific period specified in Code Sec. 897(c)(1)(A)(ii); (iv) failed to disclose on its federal income tax returns all positions taken therein that could give rise to a substan tial understatement of federal income tax within the meaning of Code Sec. 6662; (v) a party to any tax allocation or sharing agreement; (vi) a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which is Shareholder) or has any liability for the taxes of any person or entity as a transferee or successor, by contract, or otherwise.

               4..1.14. Section 4.1.14 of the Disclosure Schedule lists all of the real property owned by the Company, or in which it has an ownership interest, with a brief description of each such property .

               4..1.15. Section 4.1.15 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to FNFI correct and complete copies of the leases and subleases listed (as amended to date). With respect to each lease and sublease listed in section 4.1.15 of the Disclosure Schedule:

                        4..1.15.1. To the knowledge of Shareholder and the
               Company the lease or sublease is legal, valid, binding, enforceable, and in full force and effect and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        4..1.15.2. To the knowledge of Shareholder and the
               Company no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse or time, would constitute a material breach or default or permit termination, modification, or accelera tion thereunder;

                        4..1.15.3. No party to the lease or sublease has
               repudiated any provision thereof;

                        4..1.15.4. There are no disputes, oral agreements, or
               forbearance programs in effect as to the lease or sublease;

                        4..1.15.5. With respect to each sublease, the
               representations and warranties set forth above are true and correct with respect to the underlying lease;

                        4..1.15.6. The Company has not assigned, trans ferred,
               conveyed, mortgaged, deeded in trust, or encum bered any interest in the leasehold or sublease hold;

                        4..1.15.7. To the knowledge of Shareholder and the
               Company all facilities leased or subleased thereunder have received all approvals or governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

                        4..1.15.8. All facilities leased or subleased thereun
               der are supplied with utilities and other services necessary for the operation of said facilities; and

                        4..1.15.9. To the knowledge of Shareholder and the
               Company the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for installments of special ease ments not yet delinquent and recorded easements, cove nants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

               4..1.16. Section 4.1.16 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Company has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 5 years: (i) The name, address, telephone number of the agent; (ii) The name of the insurer, the name of the policyholder, and the name of each covered insured; (iii) The policy number and the period of coverage; (iv) The scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings and calculated and operate) of coverage; and (v) A description of any retroactive premium adjustments or other loss-sharing arrangements.

               4..1.17. To the knowledge of Shareholder no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. None of the directors and officers (and employees with responsibility for employment matters) of the Company has any knowl edge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees or any of the Company.

               4..1.18. Section 4.1.18 of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which any of them contributes. Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws. All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan. Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received, within the last two years, a favorable determination letter from the Internal Revenue Service. The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) equals or exceeds the present value of all bested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date of determination. The Company has delivered to FNFI correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  4..1.19. With respect to each Employee Benefit Plan that the Company maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute; (i) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi employer Plan) has been completely or partially terminated or been the subject of a reportable event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi employer Plan) has been instituted or threatened; (ii) There have been no prohibited transactions with respect to any such Employee Benefit Plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or invest ment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened and neither Shareholder nor the Company have no knowledge of any basis for any such action, suit, proceeding, hearing, or investigation; (iii) The Company has not incurred, and Shareholder and the Company have no reason to expect that the Company will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

               4..1.20. The Company does not contribute to, ever has contributed to, or ever has been required to contribute to any Multi employer Plan or has any liability (including withdrawal Liability) under any Multi employer Plan.

               4..1.21. The Company does not maintain or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Sec. 4980(B).

               4..1.22. The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all intellectual property necessary for the operation of their businesses as presently conducted. Each item of intellectual property owned or used by any of the Company immediately prior to the Closing hereunder will be owned or available for use by FNFI on identical terms and conditions immediately subsequent to the Closing hereunder. The Company has taken all necessary action to maintain and protect each item of intellectual property that it owns or uses.

               4..1.23. The Company has not interfered with, infringed upon or misappropriated any intellectual property rights of third parties, and has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has interfered with, infringed upon or misappropriated any intellectual property rights of the Company.

               4..1.24. The Company, and its respective predecessors and affiliates has complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply. Without limiting the generality of the preceding sentence, the Company and its respective predecessors and affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

               4..1.25. The Company has no Liability has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company giving rise to any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

               4..1.26. To the knowledge of Shareholder and the Company all properties used in the business of the Company, and its respective predecessors and affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and extremely hazardous substances.

               4..1.27. None of the Company's shareholders, or their affiliates has been involved in any business arrangement or relationship with the Company within the past 12 months, and none of its shareholders or their affiliates owns any asset, tangible or intangible, which is used in the business of the Company.

               4..1.28. All accounts receivable reflected on the October 31, 1994 and April 30th, 1995 Financial Statements were, and all such receivables on the date hereof are, valid obligations of the respective makers thereof and were not, and are not, to the knowledge of Shareholder, subject to any valid offset or counterclaim, are collectible in full net of any reserves set forth in the Financial Statements, and are not subject to any assignment, claim, lien or security interest.

               4..1.29. There are no actions, suits, claims, complaints, charges, hearings, investigations, arbitration (or other dispute reso lution proceedings) or other proceedings pending or, to the knowledge of Shareholder, threatened against or affecting the Company in any court or panel or before any arbitrator or governmental agency, domestic or foreign. The Company has not been charged with, and to the best of Shareholder's knowledge, is not under investigation with respect to, any charge concerning any violation of any provision of any federal, state or other applicable law or regulation with respect to the business of the Company.

               4..1.30. Other than as disclosed in the Disclosure Schedule under another section of this Agreement the Company is not a party to, bound by or the beneficiary of any instrument, commitment, agree ment, arrangement or understanding meeting any of the descriptions set forth below (the "Material Contracts"):

                        4..1.30.1. Real estate leases, personal property leases,
               insurance policies, licenses of Intellectual Prop erty, technical information or software, Employment Contracts or Benefit Plans, as one or more of these terms may be described below or are otherwise understood.

                        4..1.30.2. Any contract or agreement requiring a capital
               expenditure or the purchase of goods or services in excess of $ 15,000 over the remaining term thereof.

                        4..1.30.3. Any instrument evidencing indebtedness (other
               than routine purchase orders or trade payable), any liability for borrowed money, any obligation for the deferred payment for the purchase price for property in excess of $ 15,000, or any instrument guaranteeing any indebtedness, obligation or liability of another.

                        4..1.30.4. Any deed, bill of sale, lease, easement,
               agreement or other instrument affecting any right, title or interest in any real or personal property, other than minor pieces of office equipment and other immaterial items.

                        4..1.30.5. Any contract or agreement with any
               governmental agency or authority.

                        4..1.30.6. Any license or royalty agreement.

                        4..1.30.7. Any power of attorney, proxy or similar
               instrument or agreement.

                        4..1.30.8. Any warranty or service contract obligating
               the Company to provide goods or services to another for any period of time which is not terminable by the Company upon not more than 30 days without penalty or claim for damages.

                        4..1.30.9. Any contract containing covenants not to
               compete in any line or business or with any person in any geography area.

               4..1.31. Accurate, correct and complete copies of each Material Contract have been made available to FNFI. Each Material Contract is in full force and effect and is valid, binding and enforceable in accor dance with its terms. The Company, and to Shareholder's knowledge, each other party has complied in all material respects with all material commitments and obligations on their part to be performed or observed under each Material Contract. No event has occurred which is or, after the giving of notice or the passage of time, or both, would constitute a material breach or default under a Material Contract on the part of the Company, or to the knowledge of Shareholder, any other party. The Company has not received any written notice, or to Shareholder's knowledge, been given other notice of an intention to cancel or terminate a Material Contract or to exercise or not exercise options or rights under a Material Contract. The Company has not received any written, or to Shareholder's knowledge, other notice of a default, offset or counterclaim under any Material Contract, or any other written or, to their knowledge, other communication calling upon the Company to comply with any provision of any Material Contract or asserting the failure of the Company to comply with any Material Contract. The consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a default under or a breach of any provision of a Material Contract, and the Company will have and may enjoy and enforce all rights and benefits under each Material Contract after the Closing. There is no security interest, lien, encumbrance or claim of any kind on the Company under any Material Contract.

               4..1.32. Section 4.1.32 of the Disclosure Schedule contains a true and complete list of the names and compensation arrangements of all employees, officers and directors of the Company and, with respect to those whose current annual rate of compensation from the Company equals or exceeds $ 35,000, a list and summary description of all written and unwritten agreements, arrangements or understanding, with officers, directors and employees of the Company, regarding services to be rendered, terms and conditions of employment and compensation (the "Employment Contracts").

               4..1.33. The Company does not have any "welfare benefit plans" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee pension benefit plans" (as defined in Section 3(2) of ERISA), bonus, profit sharing, deferred compensation, severance, termination, incentive or other compensation plans or arrangements, or other employee fringe benefit plans, whether funded or unfunded, qualified or unqualified, maintained or contributed to by the Company for the benefit of any current or former employees of the Company or any other individual who currently provides, or formerly provided, services to the Company as an independent contractor (all of the foregoing are collectively referred to as "Benefit Plans"). The transactions contemplated by this Agreement will not result in the right of any employee to terminate his or her employment relationship with the Company or create any severance or termination obligation of the Company.

               4..1.34. Except to the extent reflected on the Financial State ment as of April 30, 1995, the Company does not have any material indebtedness, liability or obligation of any nature, whether absolute or contingent, related to or arising from the operation of the business or the ownership, possession or use of any assets.

               4..1.35. None of the information furnished by Shareholder or the Company to FNFI shall contain any untrue statement of a material fact or omit to state any fact, the omission of which would be misleading.

               4..1.36. No person has asserted to the Company in writing, or to Shareholder's knowledge, otherwise, any claim for indemnification under the Company's Articles of Incorporation or bylaws, or under applicable state law, or any Agreement, and to the best of Sharehold er's knowledge, no basis for such claim exists.

               4..1.37. Since April 30th, 1995, there have not been (i) any changes in the assets, liabilities, financial condition, or operations of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse; (ii) any loan or advance except normal travel advances or reasonable expense advances to any director, officer or employee of the Company; (iii) any forgiveness or cancellation of any debts or obligations due the Company; (iv) the waiver of any rights or the discharge or satisfaction of any lien, charge, or encumbrance or payment of any liability or obligation, other than the payment of current liabilities in the ordinary course of business; (v) any cancellation, acceleration, termination, or modification of any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $15,000 to which the Company is a party to or bound by; (vi) an imposition of any liens or encumbrances on or against the assets of the Company; (vii) any postponement of the payment of accounts payable or other liabilities outside the ordinary course of business; (viii) any licenses or sublicenses granted with respect to any intellectual property of the Company or (ix) any other transaction other than in the ordinary course of business consistent with past practices.

               4..1.38. The Company has materially complied with all statutes, codes, ordinances, licensing requirements, laws, rules, regulations, de crees, awards or orders applicable to its business or operations, including those relating to employment, environmental matters, employee benefits, the production, marketing and sale of its products and services, trade regulations, antitrust, warranties and control of foreign exchange.

               4..1.39. Neither the Company, nor to the knowledge of Shareholder, have any of the Company's officers, directors, agents, employees, associates or any other person acting on behalf of the Com pany (i) made any unlawful domestic or foreign political contributions,
         (ii) made any payment or provided any services which were not legal to make or provide or which the Company or any such officer, employee or other person should have known were not legal for the payee or the recipient of such services to receive, (iii) received any payments, services or gratuities which were not legal to receive or which the Company or such person should have known were not legal for the payor or the provider to make or provide, (iv) had any transactions or payments which were not recorded in the Company's accounting books and records or disclosed in its financial statements, (v) had any off-book bank or cash account or "slush fund", (vi) made any payments to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions, or (vii) made illegal payments to obtain or retain business.

               4..1.40. Neither Shareholder nor the Company has retained any broker, finder, agent or other intermediary or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or the transactions contemplated by this Agreement.

         4..2. FNFI's Representations and Warranties. FNFI hereby represents and warrants to Shareholder that as of the date hereof and as of the Closing Date:

               4..2.1. FNFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business and in good standing in those states where the failure to so qualify would have a material adverse affect on the business, financial condition or the results of its operations, has full corporate power and authority to own its properties and to carry on its business in the manner in which it is currently conducted and has complied in all material respects with all material federal, state, and local laws with respect to the operation and conduct of its business.

               4..2.2. FNFI has full power and authority and has taken all necessary action to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All corporate and other action required to be taken to authorize the execution, delivery and perfor mance of this Agreement and the transactions contemplated hereby has been duly and properly taken. No consents or approvals of any third parties are necessary, or will be necessary, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein by FNFI.

               4..2.3. This Agreement, and the documents to be delivered at the Closing, have been duly executed and delivered and are the lawful, valid and legally binding obligation of FNFI, enforceable against FNFI in accordance with their respective terms.

               4..2.4. FNFI shall acquire the Stock for its own account, for investment purposes only and not with a view to the distribution or resale thereof; provided, however, that the disposition of the Stock shall at all times remain within the sole control of FNFI.

               4..2.5. FNFI has not retained any broker, finder, agent or other intermediary or incurred any liability or obligation for any brokerage fees, commissions or finders fees with respect to this Agreement or to the transactions contemplated by this Agreement.

                            V. Conditions to Closing

         5..1. Conditions for the Benefit of FNFI. The obligation of FNFI to consummate the transactions contemplated by this Agreement is subject to the prior or concurrent satisfaction of each of the following conditions:

               5..1.1. Warranties and Covenants. The representations and warranties of Shareholder contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as the date of this Agreement. Shareholder shall have performed all of the obligations and compiled with each and all of the covenants required to be performed or complied with on or prior to the Closing.

               5..1.2. No Pending Actions. No action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgement, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded, or which might affect the right of FNFI to own or control the Stock.

               5..1.3. Consents. All consents by third parties that are required for the transfer of the Stock or that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which the Company or Shareholder is a party or to which any portion of the property of the Company is subject will be obtained or provided for.

               5..1.4. Release. Imperial Bank shall have released any and all interest it has in the Stock, the Intercompany Obligations, and or assets of the Company.

         5..2. Conditions for the Benefit of Shareholder. The obligation of Shareholder to consummate the transactions contemplated by this Agreement is subject to the prior or concurrent satisfaction of each of the following conditions:

               5..2.1. Warranties and Covenants. The representations and warranties of FNFI contained herein shall be accurate in all material respects as if made on and as of the Closing Date, as well as the date of this Agreement. FNFI shall have performed each and all of the obligations and complied with each and all of the covenants specified in this Agreement to be performed or complied with on or prior to the Closing.

               5..2.2. No Pending Actions. No action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgement, decree or order would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, or cause such transactions to be rescinded.

               5..2.3. Consents. All consents by third parties that are required for the consummation of the transactions contemplated hereby, or that are required in order to prevent a breach of or a default under or a termination of any agreement to which FNFI is a party or to which any portion of its assets are subject, will be obtained or provided for.

         VI. Survival of Representation and Warranties; Indemnification

         6..1. Survival of Representations and Warranties. The representations and warranties of the Company, Shareholder and FNFI shall survive the Closing and shall continue until the expiration of the applicable statutory period of limitations on the commencement of a cause of action for the breach of contract, except for the provisions of Sections 4.1.9 thru and including 4.1.13. relative to taxes, which shall survive until the expiration of the applicable statute of limitations, including any waivers or extensions thereof.

         6..2. Indemnification of FNFI. Subject to the provisions of Section 6.5.2, the Company and Shareholder jointly and severally agree to indemnify, defend and hold harmless FNFI from and against any and all losses, damages, claims, suits, proceedings, liabilities and expenses (including without limitation, reasonable attorney's fees) ("Losses" or "Claims" as the context requires) which may be imposed on, sustained, incurred, suffered by or asserted against FNFI, directly or indirectly, as a result of, relating to or arising out of (a) the breach of any representation or warranty or covenant or agreement of the Company or Shareholder contained in this Agreement or (b) any Claims arising from the actions of the Company or Shareholder prior to the Closing Date.

         6..3. Indemnification of the Shareholder. FNFI agrees to indemnify, defend and hold harmless Shareholder from and against any and all losses, damages, claims, suits, proceedings, liabilities and expenses (including without limitation, reasonable attorney's fees) ("Losses" or "Claims" as the context requires) which may be imposed on, sustained, incurred, suffered by or asserted against Share holder, directly or indirectly, as a result of, relating to or arising out of the breach of any representation or warranty or covenant or agreement of FNFI contained in this Agreement.

         6..4. Procedures for Indemnification.

               6..4.1. If a party to this Agreement entitled to assert a Claim under this Agreement shall receive notice of the assertion by a person who is not a party to this Agreement of any claim or the commence ment by any such person of any action or proceeding ( a "Third Party Claim") with respect to which FNFI or the Company and Shareholder are obligated to provide indemnification, the indemnified party (the Indemnitee") shall give the indemnifying party (the "Indemnitor") prompt notice thereof. Such notice shall describe the Third Party Claim in reasonable detail.

               6..4.2. The Indemnitor may elect to compromise or defend, at such Indemnitor's own expense and by Indemnitor's own counsel, which shall be reasonably acceptable to the indemnified party, any Third Party Claim. If an Indemnitor elects to defend a Third Party Claim, it shall, within 30 days of receipt of the notice referred to in Section 6.4.1 above (or sooner, if the nature of such Third Party Claim so requires), notify the related Indemnitee of its intent to do so, and such Indemnitee shall reasonably cooperate in the compromise of, or defense against, such Third Party Claim. The Indemnitor shall pay such Indemnitee actual out-of-pocket expenses incurred in connection with such cooperation. If an Indemnitor elects not to defend against a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 6.4.1 above, Indemnitee may without advance written notice to the Indemnitor, pay, compromise or defend such Third Party Claim reasonably and in good faith on behalf of and for the account of the Indemnitor. No Indemnitor shall consent to entry of any judgment or enter into any settlement against or with respect to any Indemnitee without the written consent of such Indemnitee, unless such judgment or settlement (i) provides solely for money damages or other payments for which such Indemnitee is entitled to indemnification hereunder and (ii) includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Third Party Claim.

               6..4.3. With respect to any Claim hereunder which does not result from a Third Party Claim, the Indemnitor shall have a period of thirty
         (30) days from receipt of notice from the Indemnitee within which to respond thereto. If such Indemnitor does not respond within such 30-day period or rejects such Claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such Indemnitee under applicable law.

               6..4.4. If the amount of any Claim or Loss shall, at any time subsequent to payment pursuant to this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the related Indemnitor.

         6..5. Remedies. No action for indemnification under this Article VI may be brought with respect to a breach of any representations and warranties after the date indicated in Section 6.1 above unless, prior to the date such representations and warranties expire, the party seeking indemnification has notified in reasonable detail the party from whom indemnification is sought of a claim for indemnity hereunder.

                             VII. General Provisions

         7..1. Amendment and Waiver. No amendment or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto. Furthermore, any such written waiver or amendment shall be effective only for the specific instance and for the specific purpose for which it was given.

         7..2. Costs and Expenses. Each party to this Agreement shall bear their own costs and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder. Not withstanding the foregoing, the Company shall not incur nor be responsible for any costs or expenses, including attorneys fees, in connection with this Agreement or the transactions contemplated herein.

         7..3. Notices. All notices, requests, demand and other communications hereunder, whether or not required, shall be in writing and shall be sent by registered or certified mail, or any recognized national delivery service, postage prepaid, return receipt required, as follows:

                  If to FNFI:                 Andrew F. Puzder
                                              Executive Vice President and
                                              General Counsel
                                              Fidelity National Financial, Inc.
                                              17911 Von Karman Avenue, Suite 300
                                              Irvine, California  92714

                  If to Shareholder:          WTC Financial
                                              19200 Von Karman Avenue, suite 500
                                              Irvine, California 92715
                                              Attn: President

                  With a copy to:             George J. Wall, Esq.
                                              PALMIERI, TYLER, WIENER,WILHELM&
                                              WALDRON
                                              2601 Main Street, Suite1300
                                              Irvine, California 92714

                  If to The Company:          Spatial Data, Inc.
                                              703 Palomar Airport Rd.
                                              Suite 170
                                              Carlsbad Ca. 92009
                                              Attn: President

or to such other addresses as either party may from time to time provide to the other by notice hereunder. All such notices shall be effective when deposited with the designated carrier addressed as set forth above.

         7..4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which however, shall constitute one and the same agreement.

         7..5. Affiliates. For purposes of this Agreement "Affiliates" of a person shall mean a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person; the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

         7..6. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. However, except as set forth in the preceding sentence, this agreement is intended solely for the benefit of the parties hereto and no third party shall be a beneficiary or have the right to enforce this Agreement or any of the terms and provisions hereof.

         7..7. Entire Transaction. This Agreement and the documents and trans actions referred to herein and the Addendum Agreement of even date herewith, constitute the full and complete understanding of the parties hereto with respect to these transactions and supersede all other agreements and understandings of the parties hereto. There have been no representations or statements made concerning this transaction except asset forth in this Agreement and neither party is relying upon any representation or statement except those set forth in this Agreement in determining to enter into this Agreement.

         7..8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, including the choice of law provisions thereof. The parties hereto consent to the jurisdiction of the Courts of California and to the venue of the County of Orange with respect to all matters relating to this Agreement. Should any provision of this Agreement be found to be invalid, unenforceable, or void for any reason, the remaining provisions of this Agreement shall remain in full force and effect as though the invalid, unenforceable or void provision were not a part of hereof.

         7..9. Headings. The section and other headings contained in this Agreement are for the convenience of the parties, are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

         7..10. Expenses. Except as otherwise expressly provided herein to the contrary, each party to this Agreement shall pay their respective costs and expenses in connection with the transactions referred to herein.

         7..11. Joint Cooperation. The Parties shall cooperate fully with each other and their respective counsel and accountants and to execute and deliver any further documents that may be reasonably necessary in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         7..12. Joint Preparation. All parties to this Agreement have been represented by competent counsel. This Agreement has been jointly prepared by the Parties, and any uncertainties or ambiguity existing in it shall not be interpreted against any of the parties under the presumptions of California Civil Code Section 1654, but rather shall be interpreted according to the rules generally governing the interpretation of contracts.

         7..13. Injunctive Relief. The parties hereto agree that money damages would be an insufficient remedy for any breach of this Agreement by Shareholder and that FNFI shall be entitled to an injunction and specific performance as a remedy for any such breach, without proof of actual damages and without the necessity of posting a bond or other security, such proof and security being waived by Shareholder. Such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies available to FNFI at law or in equity.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by their duly authorized representatives, as of the date first above written.

                                                FIDELITY NATIONAL FINANCIAL,
                                                INC., a Delaware corporation

                                                By:  /s/ Andrew F. Puzder
                                                   -----------------------------
                                                     Andrew F. Puzder
                                                Its: General Counsel

                                                WTC FINANCIAL, a California
                                                corporation

                                                By:  /s/ Michael C. Lowther
                                                   -----------------------------
                                                     Michael C. Lowther
                                                Its: President

                                                SPATIAL DATA, INC., a California
                                                corporation

                                                By:/s/ Michael C. Lowther
                                                   -----------------------------
                                                Its:Chairman
                                                    ----------------------------

                            STOCK PURCHASE AGREEMENT

         By this Agreement made and entered into as of this ____ day of June, 1995, Fidelity National Financial, Inc., a Delaware corporation ("FNFI"); WTC Financial, a California corporation ("Shareholder"), and Spatial Data, Inc., a California corporation (the "Company") state, confirm and agree as follows:

                                   I. Recitals

         1..1. Spatial Data Inc. Shareholder is the record and beneficial owner of One Hundred and Fifty Six Thousand (156,000) shares of capital stock of Spatial Data Inc., a California corporation ("the Company"), which represents approximately sixty two percent (62.4%) of the issued and outstanding stock of the Company (the "Stock").

         1..2. Notes Receivable. Shareholder is the holder and beneficial owner of certain notes receivable and other intercompany receivables (the "Intercompany Obligations") under which the Company is indebted to Shareholder in the aggregate amount of Four Hundred and Eight Thousand dollars($408,000).

         1..3. Purchase. FNFI desires to acquire the Stock and Intercompany Obligations from Shareholder.

         1..4. Sale. Shareholder desires to sell to FNFI the Stock and the Intercompany Obligations on and subject to the terms and conditions set forth below.

                              II. Purchase and Sale

         2..1. Sale. At the Closing, as defined below, Shareholder shall sell, transfer, assign, and deliver to FNFI, in reliance upon the representations and warranties set forth below, the Stock and the Intercompany Obligations on and subject to the terms, covenants and conditions set forth below and FNFI shall purchase the Stock and Intercompany Obligations for the consideration set forth in Section 2.2 below.


                                        1